WENTWORTH

ENERGY INC.

Exhibit 10.13

April 12, 2006

Mr. Sam Del Presto

c/o 1175 Walt Whitman Road, Suite 100 Melville, New York

11747

Dear Mr. Del Presto:

Re: Acquisition financing

We have entered into discussions concerning a possible transaction (a "Transaction") between you and Wentworth Energy, Inc. (herein referred to as "we"), relating to the possible financing by you of our acquisition of certain East Texas oil and gas properties (the "Property") and a drilling company (the "Assets").

We are a reporting company with our shares quoted on the OTC Bulletin Board. Accordingly, there are numerous parties who have an interest in the manner in which you deal with any information and data provided to you by us.

You have represented to us that you are acting as agent or broker in connection with the proposed Transaction to evaluate the transaction you require operating, technical and other information concerning the Property and Assets. As a condition to our furnishing such information to you, you hereby agree with us as set forth below.

1.

You hereby agree that any information concerning or relating to the Property and Assets (herein collectively referred to as the Evaluation Material") furnished or to be furnished to you by us or on our behalf is confidential and proprietary to us and will not be duplicated, retained or distributed by you and will be used by you or your clients, employees, representatives and agents (herein collectively referred to as "agents") only for the purpose of considering a. Transaction with us, and that such Evaluation Material will remain our property and will be kept confidential by you and your agents.

2.

Also, you hereby acknowledge that you are aware (and that your agents who are apprised of this matter have been, or upon becoming so apprised will be, advised) of the restrictions imposed by the securities laws and other applicable laws relating to the possession and use of material non-public information about a reporting company. You will be responsible for any unauthorized use or disclosure of Evaluation Material by your agents and we will not be required to first assert claims against such persons as a condition of seeking or obtaining

Wentworth Energy, Inc.

115 West 7th Street, Suite 1415. Fort Worth, Texas 76102
Toll Free: 877-3294388 • Fax: 817-286.0963
www.wentworthenergy,com

a remedy against you.

 3. In the event that no Transaction between our companies is effected after Evaluation Material is furnished to you, you agree that you shall forthwith return to us the Evaluation Material received by you pursuant hereto without retaining copies thereof.

 4. This Agreement shall terminate on the third anniversary of the date hereof and shall otherwise terminate or be inoperative as to particular portions of the Evaluation Material only if such information:

(a)

becomes generally available to the public other than as a result of a disclosure by you or your agents; or

(b)

is in the public realm at the time of the disclosure of such information by us to you or later becomes generally known, in either case other than as a result of disclosure in violation of the terms of this agreement by you or your agents after the date hereof; or

(c)

was developed by you independent of any disclosure by us or was available to you on a non-confidential basis prior to its disclosure by us; or

(d)

becomes available to you on a non-confidential basis from a person other than us provided that you and (so far as you are aware after reasonable inquiry) that person are not in violation of a confidentiality obligation owed to us of which you have been made aware; or

(e)

is required to be disclosed by law, provided you give us immediate notice of such requirement so that we can seek a protective order or other protection against disclosure, with respect to which you will use your best efforts to assist us, providing always that nothing in this agreement will prevent you from good faith compliance with your disclosure obligations under applicable securities law.

5.

You shall immediately return all Evaluation Material to us upon receipt of our written request to do so if we do not conclude a Transaction.

 6.

We shall not be deemed to make or have made any representation or warranty as to title to or ownership of the Property or Assets, or to the accuracy or completeness of any Evaluation Material furnished hereunder and shall have no obligation to revise or update any Evaluation Material previously provided to you hereunder. However, we do not have in our possession or control any information not comprised in the Evaluation Material that qualifies, or materially affects the interpretation of, any part of the Evaluation Material. Our obligation to deliver Evaluation Material to you shall be satisfied by delivery of Evaluation Material now in existence AS IS and in its current condition. You agree that neither we nor any of our agents shall have any liability to you or any of your agents resulting from the use, in accordance with the provisions hereof, of the Evaluation Material by you and your agents.

7.

You, for yourself, your successors and assigns, further agree that for a period of three years from the date of this agreement, neither you nor any of your agents (regardless of whether such person or entity is an agent on the date hereof) will, without the prior approval of a majority of our directors who are independent of your company or any such agent:

(a)

acquire, directly or indirectly, by purchase or otherwise, individually or jointly or in concert with any other person, any voting securities or securities convertible into or exchangeable for voting securities, or direct or indirect rights or options to acquire any voting securities, of Wentworth Energy, Inc. representing more than 10% of the outstanding voting securities of Wentworth Energy, Inc. without the prior written consent of the said directors;

(b)

directly or indirectly, make or in any way participate in any solicitation of proxies to vote, or seek to advise or influence any other person with respect to the voting of any voting securities of Wentworth Energy, Inc.;

(c)

form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended, with respect to any voting securities of Wentworth Energy, Inc.;

(d)

otherwise act alone or in concert with others to seek to control the management, board of directors or corporate policies of Wentworth Energy, Inc.; or

(e)

acquire, directly or indirectly, individually or jointly or in concert with any other person any present or future right or interest in the Assets or in any real property or oil and gas rights within the external boundaries of the Property, as such boundaries stand as of the date hereof.

8.

Neither we nor you shall have any obligation to negotiate or enter into any agreement with the other as a result of this agreement. Costs incurred by you in the review of the Evaluation Material are made at your sole risk. We will have the right to negotiate and consummate any transaction, including without limitation a financing, with any third party regarding the Property or Assets without providing notice or right of first refusal to you.

9.

You acknowledge that we would not have an adequate remedy at law for money damages in the event that this agreement was not performed in accordance with its terms and therefore agree that we shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which we may be entitled, at law or in equity.

10.

If you desire to visit the Property or inspect the Assets you will notify us and we will use reasonable efforts to arrange a site visit in the company of our representatives. Any information obtained or prepared by you as a result of such visit will be deemed part of the Evaluation Material. You will bear your own costs and expenses in connection with any site visit and will indemnify and save us harmless from any loss, liability, cost, damage, injury or expense arising out of any injury to any of your representatives or property as a result of such a site visit.

power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other right, power or privilege hereunder.

12.

The term "person" as used herein shall be interpreted very broadly and shall include without limitation any corporation, company, partnership or individual.

13.

This agreement shall be governed and construed in accordance with the laws of the State of Texas and any proceeding relating to or arising as a consequence of this agreement will be commenced or maintained only in the Courts of Texas to which Courts each party hereby irrevocably atoms.

14.

This agreement is in addition to, and not in substitution for or in derogation of, our rights at law or in equity arising in any way in connection with the disclosure of Evaluation Material by you in connection with the Transaction.

15.

If any covenant or provision herein is determined to be void or unenforceable irk whole or in part it shall be deemed to be severable and it shall not affect or impair the enforceability or validity of any other covenant or provision of this agreement or any part thereof.

16.

No waiver of any particular requirement hereunder shall be construed as a general waiver of this agreement and any failure or delay by us in enforcing our rights with respect to any particular breach of this agreement shall not limit or affect our rights to enforce such rights with respect to any other breach of this agreement.

17_ You hereby represent and warrant to us that the person executing this agreement on your behalf has the authority to act for and to bind you to this agreement and this agreement shall be binding on you and your successors and assigns.

If you are in agreement with the foregoing, please sign and return one copy of this letter which will then constitute our agreement with respect to the subject matter hereof as of the date first written above.

Yours truly,

WENTWORTH ENERGY, INC.

/s/ John Punzo

per John Punzo, CEO

Confirmed and agreed to by

/s/ Sam Del Presto

Sam Del Presto

WENTWORTH ENERGY, INC.

July 7, 2006

Mr. Sam Del Presto

621 Shrewsbury Avenue

Shrewsbury, NJ

07702

Dear Sam:

Re: Consulting agreement amendment

We write to confirm the terms of the amendment to our April 12, 2006 consulting letter agreement, as amended June 7, 2006 and June 21, 2006 (the “Agreement”).  The third paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

As compensation for the consulting services to be rendered by the Consultant to the Company relating to the introduction to, and obtaining of, a financial investment for the Company in the amount of not less than $30,000,000.00 (the “Financial Investment”), the Company agrees to pay or issue to the Consultant:

(a)

$150,000.00 cash;

(b)

$500,000.00 of senior convertible debentures and warrants o the same terms and conditions as those to be issued to Sandell Asset Management Corp., and

(c)

warrants to purchase 400,000 shares of the Company’s common stock at any time during the ensuing five years at a price equal to the initial exercise price of the warrants issued pursuant to paragraph (b) hereto, upon completion of the Financial Investment for the Company by, or introduced and arranged by, the Consultant on terms acceptable to the Company.  The Company shall endeavor to include any such securities in the first registration statement filed by the Company after the date hereof in which such securities may be lawfully registered.  The parties acknowledge and agree that any compensation payable by the Company to the Consultant hereunder is conditional upon completion of the Financial Investment.”

All others terms and conditions contained in the Agreement shall remain unchanged and shall remain in full force and effect.  If you are in agreement with the above amendment, please sign this letter in the space provided below and return it to us by fax to (250) 656-9278.

Yours truly,

WENTWORTH ENERGY, INC.

/s/ John Punzo

By John Punzo, CEO

I hereby agree to the amendment of our Agreement as outlined above.

/s/ Sam Del Presto

July 7, 2006

Sam Del Presto

Date

WENTWORTH

ENERGY INC.

July 21, 2006

Mr. Sam Del Presto

621 Shrewsbury Avenue Shrewsbury, NJ

07702

Dear Sam:

Re: Consulting agreement amendment

We write to confirm the terms of the amendment to our April 12, 2006 consulting letter agreement, as amended June 7, 2006, June 21, 2006 and July 7, 2006 (the "Agreement"). The third paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

"As compensation for the consulting services to be rendered by the Consultant to the Company relating to the introduction to, and obtaining of, a financial investment for the Company in the amount of not less than $30,000,000.00 (the "Financial Investment"), the Company agrees to pay or issue to the Consultant:

(a)

$250,000.00 cash,

(b)

$400,000.00 of senior convertible debentures and warrants on the same terms and conditions as those to be issued to Sandell Asset Management Corp., and

(c)

warrants to purchase 400,000 shares of the Company's common stock at any time during the ensuing five years at a price equal to the initial exercise price of the warrants issued pursuant to paragraph (b) hereto, upon completion of the Financial Investment for the Company by, or introduced and arranged by, the Consultant on terms acceptable to the Company. The Company shall endeavor to include any such securities in the first registration statement filed by the Company after the date hereof in which such securities may be lawfully registered. The parties acknowledge and agree that any compensation payable by the Company to the Consultant hereunder is conditional upon completion of the Financial Investment."

All others terms and conditions contained in the Agreement shall remain. unchanged and shall remain in full force and effect. If you are in agreement with the above amendment, please sign this

Wentworth Energy, Inc.

115 West 7th Street, Suite 1415, Fort Worth, Texas 76102

Toll Free: 877-329-8388 • Fax: 817-288-0983
www.wentworthenergy.corn

letter in the space provided below and return it to us by fax to (250) 656-9278. Yours truly,

WENTWORTH ENERGY, INC.

I hereby agree to the amendment of our Agreement as outlined above.

Date	7/21/06
Date

WENTWORTH

ENERGY INC.

July 23, 2006

Mr. Sam Del Presto

621 Shrewsbury Avenue Shrewsbury, NJ

07702

Dear Sam:

Re: Consulting agreement amendment

We write to confirm the terms of the amendment to our April 12, 2006 consulting letter agreement, as amended June 7, 2006, June 21, 2006, July 7, 2006 and July 21, 2006 (the "Agreement"). For greater clarity, the parties hereby agree as follows:

The Consultant will: (a) secure a Financial Investment for the Company; (b) identify, screen and qualify Financial Investment candidates; (c) arrange introductions and attend meetings between Financial Investment candidates and the Company; (d) facilitate the terms of the Financial Investment; (e) assemble all information, which may be required for presentation to the Financial Investment candidates; and (f) assist in any other way to complete the Financial Investment and ensure transfer of funds to the Company.

The Consultant and the Company agree that the Consultant: (i) is not a "broker" or a "dealer" as defined under any applicable federal and/or state securities laws; (ii) shall not engage in any acts for which it is required to be a broker/dealer; (iii) shall solely act to introduce Financial Investment candidates to the Company and shall not engage in any sales efforts in connection with any Financial Investment by any person or entity in the Company; (iv) shall not give any advice to anyone regarding the valuation of, potential return on, or the terms of any investment in, any securities of the Company, except as authorized by the Company; and (v) makes no representations, warranties or guarantees of any specific results or success.

All others terms and conditions contained in the Agreement shall remain unchanged and shall remain in full force and effect. If you are in agreement with the above amendment, please sign this

Wentworth Energy, Inc.

115 West 7th Street, Suite 1415, Fort Worth, Texas 76102
Toll Free: 877-329-8388 • Fax: 817-288-0983
www.wentworthenergy.com

letter in the space provided below and return it to us by fax.

Yours truly,

WENTWORTH ENERGY, INC.

/s/

per John Punzo, CEO

I hereby agree to the amendment of our Agreement as outlined above.

/s/

7/24/06

__________________________

____________________________

Sam Del Presto

Date